Exhibit 10.3

SUPPORT AND NON-REDEMPTION AGREEMENT

This SUPPORT AND NON-REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of October 11, 2022, by and among Horizon Acquisition Corporation II, a Cayman Islands exempted company (“SPAC”), Horizon II Sponsor, LLC, a Delaware limited liability company (“Sponsor”), Flexjet, Inc., a Delaware corporation (“Flexjet”) and Epic Aero, Inc., a Delaware corporation (“Epic”, and, together with Flexjet, the “Target Companies”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below).

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more operating businesses (the “Business Combination”);

WHEREAS, concurrently with the execution of this Agreement, SPAC, OTH Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of SPAC (“Merger Sub 1”) and the other parties thereto (including Flexjet and Epic) are entering into a Business Combination Agreement (as amended, restated, modified, supplemented or waived from time to time, the “BCA”);

WHEREAS, as an inducement to SPAC and the Target Companies to enter into the BCA and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein;

WHEREAS, the holders of certain shares of SPAC Class A Common Stock may redeem their shares for a portion of the funds held in SPAC’s Trust Account (the “Redemption Right”) pursuant to Section 49.5 of the Amended and Restated Memorandum and Articles of Association of SPAC, dated as of October 20, 2020, as currently in effect (the “SPAC’s Articles”); and

WHEREAS, Sponsor does not intend to elect to redeem or tender or submit all or any portion of the Sponsor Securities (as defined below) for redemption in connection with the proposed Business Combination or Sponsor’s Redemption Right.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                Waiver of Anti-dilution Protection. Sponsor hereby, automatically and without any further action by Sponsor or SPAC or any other Person, irrevocably (a) waives (for itself and for its successors, heirs and assigns (including any permitted assigns under Section 3)) to the fullest extent any adjustment to the Initial Conversion Ratio (as such term is defined in the SPAC’s Articles), including such adjustment as set forth in Article 17 of SPAC’s Articles, and any other rights to adjustments or anti-dilution protections pursuant to SPAC’s Organizational Documents or otherwise, and (b) agrees (for itself and for its successors, heirs and assigns (including any permitted assigns under Section 3)) not to exercise, assert or perfect any rights to adjustment or other anti-dilution protections, in each case, with respect to the rate that any of the shares of SPAC Class B Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or any other Sponsor Securities held by Sponsor convert into shares of SPAC Class A Common Stock or other equity securities (including those of SPAC or Flexjet) in connection with the PIPE Investment, the other transactions contemplated by the BCA or otherwise, and, in furtherance of the foregoing, Sponsor hereby irrevocably and unconditionally agrees and acknowledges that such waiver and agreement constitutes sufficient and necessary waiver under the terms of SPAC’s Organizational Documents to waive any and all adjustments to the Initial Conversion Ratio (or the equivalent thereof in Flexjet’s Organizational Documents) in connection with the transactions contemplated by the BCA.

2.                New Shares. If, between the date of this Agreement and the Closing, (a) any shares of SPAC Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or other equity interests of SPAC or Flexjet are issued to Sponsor, or the outstanding shares of SPAC Common Stock or Flexjet Common Stock or conversion rate of the SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants, Flexjet New Private $10.00 Warrants, Flexjet New Private $15.00 Warrants, Flexjet Assumed Private $11.50 Warrants or Flexjet Assumed Public $11.50 Warrants, in each case owned by Sponsor shall have been changed into a different number of shares or a different class or rate, by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange, or any similar event (including, for the avoidance of doubt, any shares or other equity interests of SPAC or Flexjet converted or received in connection with the SPAC Merger or pursuant to the Exchange Agreement, as applicable), (b) Sponsor purchases or otherwise acquires record or beneficial ownership of any shares of SPAC Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or other equity interests of SPAC or Flexjet or (c) Sponsor acquires the right to vote or share in the voting of any shares of SPAC Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or other equity interests of SPAC or Flexjet (such shares of SPAC Common Stock, Flexjet Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants, Flexjet New Private $10.00 Warrants, Flexjet New Private $15.00 Warrants, Flexjet Assumed Private $11.50 Warrants, Flexjet Assumed Public $11.50 Warrants or other equity interests of SPAC or Flexjet owned, issued, purchased or acquired by Sponsor as described in the foregoing clauses (a), (b) or (c), collectively “New Securities”), then such New Securities owned, issued, acquired or purchased by Sponsor shall become Sponsor Securities for all intents and purposes of this Agreement from and after the date of such acquisition or purchase.

3.                No Transfer. During the period commencing on the date hereof and ending on the date on which this Agreement terminates in accordance with Section 7, except as expressly contemplated by the BCA and the Exchange Agreement, dated as of the date hereof, by and between Sponsor, Directional Capital LLC, an Ohio limited liability company, and Flexjet (the “Exchange Agreement”), Sponsor shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, assign, transfer (including by operation of law), place a lien on, grant any option to purchase, distribute, dispose of or otherwise encumber, or agree to do any of the foregoing (collectively, a “Transfer”), file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus or Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of SPAC Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or other equity interests of SPAC or Flexjet owned by Sponsor, including the Sponsor Securities, (ii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any shares of SPAC Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or other equity interests of SPAC or Flexjet owned by Sponsor, including the Sponsor Securities, (iii) engage in any swap, hedging or other arrangement that is designed to, or which would (either alone or in connection with one or more developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale, disposition or transfer to another Person, in whole or in part, any of the economic consequences of ownership of any shares of SPAC Common Stock, SPAC Public $11.50 Warrants, SPAC Private $11.50 Warrants or other equity interests of SPAC or Flexjet owned by Sponsor, including the Sponsor Securities, (iv) take any action that would prevent or materially delay the performance of its obligations hereunder or (v) announce any intention to effect any transaction specified in clause (i) through (iv); provided, however, that Transfers of Sponsor Securities by Sponsor to any Affiliate of Sponsor are permitted if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Target Companies, to assume all of the obligations of Sponsor under, and be bound by all of the terms of, this Agreement with respect to the Sponsor Securities subject to such Transfer; provided, further, that any Transfer permitted under this Section 3 shall not relieve the Sponsor of its obligations under this Agreement. Sponsor agrees not to, directly or indirectly, deposit any of the Sponsor Securities in a voting trust, enter into a voting trust, grant any proxy or power of attorney with respect to any Sponsor Securities or subject any of the Sponsor Securities to any arrangement with respect to the voting of such Sponsor Securities other than this Agreement. Any transfer or attempted transfer of Sponsor Securities or other equity interests of SPAC or Flexjet owned by Sponsor in violation of this Section 3 shall be, to the fullest extent permitted by applicable Law, null and void ab initio. Sponsor agrees that (a) prior to the Termination Date, it shall not request that SPAC or Flexjet register the Transfer (book entry or otherwise) of any of the Sponsor Securities if such Transfer is not permitted by this Agreement and (b) as soon as reasonably practicable following the date of this Agreement, it shall advise SPAC’s transfer agent in writing that the Sponsor Securities are subject to the restrictions set forth herein and, in connection therewith, provide such transfer agent with such information as is reasonable to ensure compliance with such restrictions; for the avoidance of doubt, the obligations of SPAC under this sentence shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Sponsor Securities.

4.                Representations and Warranties. Sponsor hereby represents and warrants to the Target Companies as follows:

(a)              Sponsor owns of record and beneficially, free and clear of all Liens (other than transfer restrictions under applicable securities Laws and SPAC’s Organizational Documents), 15,500,000 shares of SPAC Class A Common Stock, 13,125,000 shares of SPAC Class B Common Stock, 5,166,667 SPAC Public $11.50 Warrants and 6,266,667 SPAC Private $11.50 Warrants (collectively, together with any New Securities owned, issued, acquired or purchased by Sponsor between the date of this Agreement and the Closing (including, for the avoidance of doubt, the New Securities to be issued to Sponsor in connection with the Exchange and SPAC Merger) , the “Sponsor Securities”). Sponsor has the sole voting power with respect to the Sponsor Securities. The Sponsor Securities are the only equity securities in SPAC owned of record or beneficially by Sponsor, and none of the Sponsor Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Securities, except as provided hereunder and under the Insider Letter. Other than the 5,166,667 SPAC Public $11.50 Warrants and 6,266,667 SPAC Private $11.50 Warrants owned by Sponsor, and the Sponsor Convertible Note delivered by SPAC in the total amount of $300,000 from Sponsor, dated as of September 19, 2022, and except as contemplated by the Exchange Agreement or the SPAC Merger, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity interests of SPAC or Flexjet or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(b)             Sponsor has been duly formed and is validly existing as a limited liability company and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Sponsor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Agreement have been, and the consummation of the transactions contemplated hereby has been, duly authorized by all requisite action by Sponsor. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Sponsor.

(c)              There are no Actions pending against Sponsor, or, to the knowledge of Sponsor, threatened against Sponsor, by or before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, that would, in any manner, reasonably be expected to challenge or seek to enjoin, alter or materially delay the performance by Sponsor of its obligations under this Agreement.

(d)             The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Sponsor or the Sponsor Securities), in each case, to the extent such consent, approval or other action would reasonably be expected to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

(e)              Except as described on Section 5.15 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the BCA based upon arrangements made by Sponsor, for which SPAC or any of its Affiliates may become liable.

(f)              Except for any Contract listed in a form, report, schedule, statement or other document publicly filed or furnished by SPAC with the SEC, neither Sponsor nor, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater, or any Affiliate, officer, manager or other employee of Sponsor, is party to, or has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(g)             Sponsor understands and acknowledges that each of SPAC and the Target Companies is entering into the BCA in reliance upon Sponsor’s execution and delivery of this Agreement.

5.                Sponsor Agreements. Unless and until this Agreement is terminated in accordance with Section 7, Sponsor hereby unconditionally and irrevocably agrees:

(a)              at the SPAC Shareholders’ Meeting (including any adjournment thereof) or any other shareholder or warrantholder meeting of SPAC or Flexjet, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders, warrantholders or other equity holders of SPAC or Flexjet is sought, including in any action by written resolution of the shareholders or warrantholders of SPAC or Flexjet, to be present in person or by proxy (in the case of any meeting or adjournment) and vote or provide consent to, or cause to be voted or consented to at such meeting, adjournment or pursuant to such action, all Sponsor Securities entitled to vote thereon in favor of, and to adopt and approve, the Transaction Proposals;

(b)             at the SPAC Shareholders’ Meeting (including any adjournment thereof ) or any other shareholder or warrantholder meeting of SPAC or Flexjet, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders, warrantholders or other equity holders of SPAC or Flexjet is sought, including in any action by written resolution of the shareholders or warrantholders of SPAC or Flexjet, to be present in person or by proxy (in the case of any meeting or adjournment) and vote or provide consent to, or cause to be voted or consented to at such meeting, adjournment, or pursuant to such action, all Sponsor Securities entitled to vote thereon against, and withhold consent with respect to (i) any Business Combination Proposal or other proposal relating to a Business Combination Proposal other than the Transaction Proposals or the transactions contemplated under the BCA; (ii) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of SPAC or Flexjet other than as contemplated under the BCA; (iii) any change in the business, management or board of directors of SPAC or Flexjet other than as contemplated under the BCA; and (iv) any other action, proposal or agreement that would be reasonably expected to (1) impede, frustrate, prevent, nullify, interfere with, delay, postpone, adversely affect, be in direct opposition to, or be in direct competition with, the Transaction Proposals or any of the other transactions contemplated by the BCA, in each case, other than the proposal to adjourn or postpone the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt the other Transaction Proposals, (2) result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC, Merger Sub 1, or, from and upon the SPAC Merger until the Closing, Flexjet under the BCA, (3) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Agreement, (4) result in any of the conditions precedent set forth in Section 9.1 and Section 9.3 of the BCA not being fulfilled or (5) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC or Flexjet, other than as contemplated under the BCA;

(c)              if a meeting is held in respect of the matters set forth in clauses (a) or (b) above, to appear at the meeting, in person or by proxy, or otherwise cause all of the Sponsor Securities to be counted as present thereat for purposes of establishing a quorum, and, if action by written resolution is sought in respect of the matters set forth in clauses (a) or (b) above, to execute and deliver a written consent (or cause a written consent to be executed and delivered) covering all of the Sponsor Securities;

(d)             not to redeem, elect to redeem or tender or submit all or any portion of the Sponsor Securities for redemption in connection with such shareholder approval or proposed Business Combination, the transactions contemplated under the BCA, Sponsor’s Redemption Right, any vote to amend the SPAC’s or Flexjet’s Organizational Documents or otherwise. Any attempt to redeem the Sponsor Securities will be void ab initio and of no effect; and

(e)              to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions and the other transactions contemplated by the BCA on the terms and subject to the conditions set forth therein, and not to commit or agree to take any action inconsistent with the foregoing.

From the date hereof until the Termination Date, Sponsor hereby agrees that it shall not commit, agree, or publicly propose any intention to take any action inconsistent with the foregoing. The obligations of Sponsor specified in this Section 5 will apply whether or not any of the Transaction Proposals is recommended by Board of Directors of SPAC and whether or not the Board of Directors of SPAC has previously recommended any of the Transaction Proposals but changed such recommendation.

6.                Other Covenants.

(a)              Sponsor hereby acknowledges that it has read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors. From the date hereof until the Termination Date, Sponsor hereby agrees to be bound by and subject to (i) Section 8.3 (Support of the Transaction) and Section 11.14 (Publicity) of the BCA, and any relevant definitions contained in such Sections, to the same extent as such provisions apply to the parties to the BCA, as if Sponsor is directly a party thereto, and (ii) Section 7.2 (No Solicitation by SPAC) of the BCA, and any relevant definitions contained in such Sections, to the same extent as such provisions apply to SPAC (but for the avoidance of doubt, without expanding the definition of “Business Combination” or “Business Combination Proposal”), as if Sponsor is directly a party thereto and, for the avoidance of doubt, for purposes of this Section 6(a), each reference to “SPAC” contained in Section 7.2 of the BCA (other than Section 7.2(b)) shall be deemed to also refer to Sponsor.

(b)             Sponsor shall take, and shall cause its controlled Affiliates to take, all steps within its and their respective control that are necessary in order to extend the SPAC Business Combination Deadline to a date following the date of the Closing, including, without limitation, voting all of the Sponsor Securities in favor of approving one or more amendments to SPAC’s Organizational Documents to extend the SPAC Business Combination Deadline, as necessary to consummate the transactions contemplated by the BCA.

(c)              On the Closing Date, Sponsor shall deliver to Flexjet and the Company a duly executed copy of the Registration Rights Agreement, in substantially the form attached as Exhibit C to the BCA.

(d)             On the Closing Date, Sponsor shall deliver to Flexjet and the Company a duly executed copy of the Stockholders Agreement, in substantially the form attached as Exhibit D to the BCA.

(e)              Sponsor acknowledges and agrees that the Target Companies are entering into the BCA in reliance upon Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Target Companies would not have entered into, or agreed to consummate the transactions contemplated by, the BCA.

(f)              Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in the Insider Letter, including the obligations of Sponsor to not redeem any shares of SPAC Common Stock owned by Sponsor in connection with the transactions contemplated by the BCA.

(g)             During the period commencing on the date hereof and ending on the earlier of the consummation of the Closing and the termination of the BCA pursuant to Article X thereof, Sponsor shall not modify or amend any Contract between or among Sponsor or any Affiliate of Sponsor (other than SPAC or any of its Subsidiaries), on the one hand, and SPAC or any of SPAC’s Subsidiaries, on the other hand, including the Insider Letter, without the prior written consent of the Company.

7.                Termination. This Agreement shall automatically terminate, without any notice or other action by any party hereto, and have no further force and effect, upon the earliest of (i) the consummation of the Closing, (ii) the valid termination of the BCA in accordance with its terms, (iii) the dissolution, liquidation or winding up of SPAC, and (iv) the time this Agreement is terminated upon the mutual written agreement of SPAC, Sponsor and the Target Companies (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clauses (ii), (iii) or (iv) of this Section 7 shall not affect any liability on the part of any party hereto for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, and this Section 7 and Section 11 through (and including) Section 16 (other than with respect to the application of Section 11.18 of the BCA to apply mutatis mutandis to this Agreement in Section 15) shall survive any termination of this Agreement.

8.                No Inconsistent Agreement. Sponsor hereby represents and covenants that Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

9.                No Challenges. From the date hereof until the Termination Date, Sponsor agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub 1, the Target Companies or any of their respective successors or directors (except in any case arising out of the fraud of such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit Sponsor from enforcing Sponsor’s rights under this Agreement and the other agreements entered into by Sponsor in connection herewith, or otherwise in connection with the Mergers or the other transactions contemplated by the BCA.

10.             Consent to Disclosure. Sponsor hereby consents to the publication and disclosure in the Proxy Statement/Prospectus or Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or any of the Target Companies to any Governmental Authority or to securityholders of SPAC or Flexjet) of Sponsor’s identity and beneficial ownership of Sponsor Securities and the nature of Sponsor’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed reasonably appropriate by SPAC or any of the Target Companies, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by SPAC or any of the Target Companies for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the BCA, including any approval or filing specifically set forth in the BCA (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations (provided, that with respect to any confidentiality obligations, (a) Sponsor will use its commercially reasonable efforts to obtain a waiver of any such confidentiality obligations and (b) Sponsor, SPAC and the Target Companies shall cooperate in good faith to enable disclosure of such information to the maximum extent possible in a manner that complies with such confidentiality obligations).

11.             Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

if to Sponsor or SPAC, to:

600 Steamboat Road, Suite 200
Greenwich, CT 06830
Attention: General Counsel

with a required copy to (which copy shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019

Email:	mpollin@sidley.com
Attention:	Myles Pollin

and

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Email:	bhowell@sidley.com
rscofield@sidley.com
Attention:	Bill Howell
Ryan Scofield

if to Epic or Flexjet, to:

Epic Aero, Inc.

Cuyahoga County Airport

26180 Curtiss Wright Parkway

Cleveland, Ohio 44143

Attention:	Michael A. Rossi

with a required copy to (which copy shall not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095

Attention:	Joel Rubinstein
Daniel Nussen
Matthew Kautz
Neeta Sahadev

Email:	joel.rubinstein@whitecase.com
daniel.nussen@whitecase.com
mkautz@whitecase.com
neeta.sahadev@whitecase.com

12.             Counterparts. This Agreement may be executed and delivered in counterparts (including by facsimile or electronic transmission), each of which shall constitute an original, and all of which when taken together shall constitute one and the same agreement.

13.             Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

14.             Assignment and Successors. Except as may be expressly permitted by Section 3, neither this Agreement nor any rights, interests or obligations hereunder may be assigned without the prior written consent of the non-assigning parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.             Miscellaneous. Sections 1.2 (Construction); 11.1 (Trust Account Waiver), 11.9 (Governing Law), 11.15 (Severability), 11.16 (Jurisdiction; Waiver of Jury Trial) and 11.18 (Other Remedies; Specific Enforcement) of the BCA are incorporated by reference herein and shall apply hereto mutatis mutandis.

16.             Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the BCA, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, that, notwithstanding the foregoing, from and upon the Company’s execution of a joinder to the BCA, the Company (a) shall be an intended third party beneficiary of this Agreement and (b) may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) this Agreement as though a direct party hereto.

* * * * *

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date first written above.

HORIZON II SPONSOR, LLC

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd L. Boehly
Name:	Todd L. Boehly
Title:	Chief Executive Officer and Chairman

Signature Page to Support and Non-Redemption Agreement

EPIC AERO, INC.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Chairman and President

FLEXJET, INC.

By:	/s/ Kenneth C. Ricci
Name:	Kenneth C. Ricci
Title:	Chairman and President

Signature Page to Support and Non-Redemption Agreement